Exhibit 10.3

[•]

Luminar Technologies, Inc.

2603 Discovery Drive

Orlando, FL 32826

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 24, 2020, entered into by and among Gores Metropoulos, Inc., a Delaware corporation (the “Company”), Dawn Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“First Merger Sub”), Dawn Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Second Merger Sub”), and Luminar Technologies, Inc., a Delaware corporation (“Luminar”), pursuant to which, among other things, First Merger Sub will merge with and into Luminar, with Luminar surviving as the surviving corporation and, immediately following such merger and as part of the same overall transaction, the surviving corporation will merge with and into Second Merger Sub, with Second Merger Sub surviving as the surviving company (together, the “Mergers”).

In order to induce the Company to proceed with the Mergers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with the Company as follows:

1. Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) held by the Securityholder immediately after the effective time of the Mergers or any shares of Class A Common Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of Class A Common Stock held by the Securityholder immediately after the effective time of the Mergers (“Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for one hundred eighty (180) days after the closing date of the Mergers (the “Lock-Up”).

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii)

in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)

the exercise of any options, warrants or other convertible securities to purchase Class A Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, that any Class A Common Stock issued upon such exercise shall be subject to the Lock-Up;

(vii)	Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(viii)

Transfers to the Company pursuant to any contractual arrangement in effect at the effective time of the Mergers that provides for the repurchase by the Company or forfeiture of the Securityholder’s Class A Common Stock or options to purchase shares of Class A Common Stock in connection with the termination of the Securityholder’s service to the Company;

(ix)

the entry, by the Securityholder, at any time after the effective time of the Mergers, of any trading plan providing for the sale of Class A Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Class A Common Stock during the Lock-Up and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up;

(x)

transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

5. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of this Letter Agreement by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method will have the same force and effect as execution of an original, and a signature transmitted in such manner will be deemed an original and valid signature.

7. This Letter Agreement shall terminate on the expiration of the Lock-Up.

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Very truly yours,

(Name of Securityholder – Please Print)

(Signature)

(Name of Signatory if Securityholder is an entity – Please Print)

(Title of Signatory if Securityholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]